UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2007 (March 29, 2007)

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363
___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2007, Puget Sound Energy (the “Company”) amended and restated its $500 million credit facility that has been in place since March 2005. The amended and restated credit agreement continues to provide for borrowings of up to $500 million but includes reduced costs and certain borrowing features not found in the prior credit facility, and extends the expiration date from April 4, 2011 to April 4, 2012.

Also on March 29, 2007, the Company entered into a new $350 million credit facility to provide for borrowings, primarily to support the Company’s energy price hedging program. The $350 million credit facility, which also expires on April 4, 2012, is on substantially similar terms as the $500 million credit facility.

Item 9.01 Financial Statements and Exhibits

Exhibits
10.1	Amended and Restated Credit Agreement, dated as of March 29, 2007, among Puget Sound Energy, Inc., the various financial institutions named therein, and Wachovia Bank, N.A., as Administrative Agent
10.2	Credit Agreement, dated as of March 29, 2007, among Puget Sound Energy, Inc., the various financial institutions named therein, and JP Morgan Chase Bank, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Donald E. Gaines
Dated: April 2, 2007	Donald E. Gaines Vice President Finance and Treasurer